Exhibit 10.1

[Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information marked with “[***]” has been omitted as it is (i) not material and (ii) is customarily and actually treated as private or confidential by the registrant.]

4 August 2026

Jeremy Peter Jackson
Flutter Services UK Limited

TRANSITION AGREEMENT

THIS AGREEMENT is made on 4 August 2026
BETWEEN
(1)Flutter Services UK Limited registered in the UK with registered number 15883905 whose registered office is at One Chamberlain Square Cs, Birmingham, United Kingdom, B3 3AX (the Company); and
(2)Jeremy Peter Jackson of [***] (the Employee).
WHEREAS
(A)The Company employs the Employee as Chief Executive Officer under the terms of the Service Agreement.
(B)It has been decided that the Employee’s employment will terminate.
IT IS AGREED as follows:
1.INTERPRETATION
1.1In this Agreement the following expressions, unless otherwise expressly stated, have the following meanings:
Business Hours means 9.30am to 5.30pm on a day, other than a Saturday, Sunday or public holiday in England and Wales, on which banks are open for general commercial business;
Group Company means any of (i) the Company (ii) any holding company of the Company from time to time and (iii) any subsidiary of the Company or of any such holding company from time to time. Holding company and subsidiary shall have the meanings ascribed to them by Section 1159 of the Companies Act 2006, as amended and Group shall be interpreted accordingly;
PAYE Deductions means deductions made to comply with or to meet any liability of the Company to account for tax pursuant to regulations made under Chapter 2 of Part 11 of ITEPA 2003 or equivalent legislation in any jurisdiction and to comply with any obligation to make a deduction in respect of employee social security contributions in any jurisdiction;
ITEPA 2003 means the Income Tax (Earnings and Pensions) Act 2003;
Service Agreement means the service agreement dated 8 May 2023 as amended from time to time (including pursuant to a letter dated 19 August 2024); and
Termination Date means 31 December 2026.
2.TERMINATION OF EMPLOYMENT
2.1The Employee’s employment with the Company will end on the Termination Date. The Employee shall retain his position as Chief Executive Officer of the Group and
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continue to work as normal in that capacity until 30 September 2026. From 1 October 2026, the Employee’s 12 month notice period shall commence, and he shall step down from his position as Chief Executive Officer and until the Termination Date shall provide advisory services to the Company and Flutter Entertainment plc, including a full handover to his successor.
2.2The Employee’s salary will be paid and contractual benefits will be provided up to the Termination Date in the normal way. The Employee will be paid for any accrued but untaken holiday as at the Termination Date. All payments shall be made less any PAYE Deductions.
3.PAYMENTS
3.1Provided the Employee complies in all material respects with Clauses 5, 7, 8, 12, 13 and 15 of this Agreement and subject to the remainder of this Clause 3, the Company agrees, without any admission of liability, to the payments and arrangements set out in paragraphs (a) to (j) below. For the purposes of assessing the Employee’s compliance with Clauses 8, 12 and 13, any breach that has not caused, and is not reasonably likely to cause, substantial financial and/or reputational damage to the Group’s business or to any member of the board of directors of Flutter Entertainment plc or its Executive Committee (being, Rob Coldrake, Dan Taylor, Phil Bishop, Don Liu), shall be disregarded.
(a)within 28 days of the later of (i) the Termination Date and (ii) the date of receipt by the Company of a copy of this Agreement and the reaffirmation certificate signed by the Employee and the attached certificates completed by him and his legal adviser the Company will pay to the Employee;
(i)a lump sum payment in lieu of notice in respect of the remainder of his 12 month notice period of $1,108,673 in respect of base salary, $55,434 in respect of pension contributions and £6,488 in respect of benefits (excluding private medical insurance), in each case less any PAYE Deductions (the parties agree that the amount of the payment in lieu is equal to or exceeds the amount given by the formula in section 402D(1) of ITEPA and, accordingly, believe but do not warrant that the Employee’s post-employment notice pay is nil); and
(ii)$390,198 in compensation for the termination of the Employee’s employment, and the parties believe but do not warrant that the US dollar equivalent of £30,000 can be paid to the Employee without deduction of income tax and national insurance contributions as a termination award under the £30,000 threshold within the meaning of Sections 402A(1) and 403 of ITEPA 2003, and income tax shall be deducted from the remainder at the applicable rate.
(b)the Company will use its reasonable endeavours to arrange for the Employee’s current private medical insurance benefit to continue until 31 December 2027 and, if this is not practicable as at the Termination Date, it
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will increase the payment in lieu by £4,150 in respect of benefits referred to in Clause 3.1(a) to reflect the cost to the Company of 12 months premium for such coverage;
(c)subject to production of valid invoices addressed to the Employee but marked payable by the Company, the Company will pay a maximum of £65,000 plus VAT direct to the Employee’s professional advisers, towards the professional fees which the Employee incurred directly in connection with the termination of his employment (save that for any advisor fees that are in respect of public relations advice, this payment obligation shall apply at the Company’s sole discretion), less any PAYE Deductions in respect of any fees other than those payable pursuant to s413A ITEPA 2003;
(d)the Company will arrange and pay for reasonable personal tax return support and reasonable advice in respect of the Employee’s US, UK and Irish tax returns in connection with his employment and the vesting of his share awards referred to in this Agreement (and excluding for the avoidance of doubt any general personal tax advisory or planning services), to be provided by the Company’s tax advisers, including the preparation of all necessary tax returns, for all tax periods relevant to payments that the Employee receives from the Group. The Employee will comply with the adviser’s reasonable tax return timetable when providing information required to finalise his tax returns;
(e)in respect of the 2026 financial year, the Employee will remain eligible for a bonus under and in accordance with the terms of the discretionary Group bonus plan of up to 400% of the Employee’s base salary. Any such bonus will be calculated based on the Company’s achievement against the 2026 performance targets set and the outcome approved by the Compensation & HR Committee taking into account all adjustments, whether to the performance targets or bonus outturn, including for luck, tax and regulatory matters or otherwise. Any bonus will be paid fully in cash (less any PAYE Deductions) at the same time as any current-year bonuses are normally paid to executive directors of Flutter Entertainment plc;
(f)the Employee’s existing share awards under the Deferred Share Incentive Plan will vest as soon as practicable following the Termination Date;
(g)the Employee’s existing share awards granted on 28 April 2023 under the Flutter Entertainment plc Long-Term Incentive Plan (the Consolidated LTIP Awards) will be treated in the following manner and the Company shall procure that Flutter Entertainment plc and its Compensation & HR Committee take all actions necessary to give effect to such treatment:
(i)Tranche 2 of the Consolidated LTIP Awards will vest subject to the achievement of the applicable performance conditions as soon as practicable following the end of the performance period;
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(ii)Tranche 3 of the Consolidated LTIP Awards will vest as soon as practicable subject to the achievement of the applicable performance conditions and to a time pro-rating reduction to reflect the period of performance up to the Termination Date following the end of the performance period; and
(iii)Tranche 4 of the Consolidated LTIP Awards will vest as soon as practicable subject to the achievement of the applicable performance conditions and to a time pro-rating reduction to reflect the period of performance up to the Termination Date following the end of the performance period;
(h)the Employee’s Restricted Share Unit Awards granted under the Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan on 19 August 2024, 10 March 2025, and 11 March 2026 will vest as soon as practicable following the Termination Date (to the extent not otherwise vested before that date) with each relevant Tranche pro-rated in accordance with the relevant Restricted Share Unit Award Agreement;
(i)the Employee’s Performance Share Unit Awards granted under the Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan on 19 August 2024, 10 March 2025 and 11 March 2026 will vest as soon as practicable subject to the assessment of the applicable performance conditions taking into account any adjustments to any performance conditions or performance outturns agreed by the Committee whether for M&A, tax and regulatory matters or otherwise and pro-rated in accordance with the relevant Performance Share Unit Award Agreement, following the end of the applicable performance period;
(j)the holding period applicable in respect of the share awards granted under the Flutter Entertainment plc Long Term Incentive Plan on 8 March 2022 shall cease to apply as soon as practicable following the Termination Date.
3.2The Company agrees that in determining the vesting levels of the Employee’s awards or 2026 bonus, and in applying any adjustments related to business or financial performance contemplated by this clause 3, the Committee shall treat the Employee’s relevant awards no less favourably than any equivalent awards or 2026 bonus granted to the Company’s Chief Financial Officer or, to the extent the Chief Financial Officer does not hold an equivalent award, the other participants in the relevant plan.
3.3The Employee will be permitted to exercise the vested portion of the award granted to him under the Flutter Entertainment plc Long-Term Incentive Plan on 30 June 2020 during a six month exercise window from the later of the Termination Date and the date on which he is first able to exercise those awards pursuant to the Flutter dealing policy. If awards are not exercised during the relevant exercise window then they will lapse automatically upon the expiry of such window with no compensation. It is the Employee’s responsibility to ensure that awards are exercised in the windows provided, if he so wishes.
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3.4The Flutter malus and clawback policy, together with the Executive Clawback Policy (both as they are in place as at the date of this Agreement, save for amendments required by law or regulation) will continue to apply in respect of the Employee’s outstanding and historical share awards and bonuses, as per the respective policy.
3.5The Employee will ensure that both the Flutter share plans team and the Company’s share plan administrator (currently Computershare) has his up-to-date email address and mobile phone number at all times.
3.6The Employee will comply with the Flutter share dealing policy (as it is in place as at the date of this Agreement, save for amendments required by law or regulation) to the extent and for so long as it continues to applies to him.
3.7Any minimum shareholding requirements that currently apply to the Employee will cease to apply following the Termination Date, and (subject always to clause 3.6) none of the share awards set out in this clause 3 shall be subject to a holding period following settlement.
3.8Schedule 5 sets out a summary of the treatment of Employee’s unvested share awards.
3.9The Employee will have no entitlement to a bonus in respect of the 2027 financial year.
3.10The Company warrants:
(a)the treatment of the Employee’s awards as set out in this clause 3 and Schedule 5 have been approved by Flutter Entertainment plc’s Compensation & HR Committee, exercising their discretion under the terms of the relevant Plan Rules, where relevant and necessary; and
(b)the conversion of all of the Employee’s unvested nil cost options granted under the Flutter Entertainment plc Long-Term Incentive Plan to equivalent Restricted Share Unit and Performance Share Unit Awards (for the avoidance of doubt, excluding the award referenced in clause 3.3) was effective, and the required amendments were made to the relevant awards following the execution of the side letter between the Employee and Betfair Limited dated 19 August 2024, to ensure that such awards qualified for the exemption from, or complied with the requirements of Section 409A (as defined in clause 16.2).
4.REFERENCE
Subject to any legal or regulatory requirement, at the request of a prospective employer the Company will provide the Employee with a reference in the terms attached at Schedule 3. If after the date of this Agreement the Company becomes aware of any matters that make or may make the terms of the reference materially inaccurate or misleading, the Company may make alterations to its terms to ensure
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that the reference is accurate and not misleading. The Employee will be given notice of any changes that are made.
5.SETTLEMENT
5.1The Employee agrees with the Company, for itself and for and on behalf of each other Group Company and each of its or their current or former officers, directors or employees, to accept the terms set out in this Agreement in full and final settlement of all claims that the Employee has or may have against the Company or any other Group Company or any of its or their current or former officers, directors or employees (in that capacity), whether contractual, statutory or otherwise (and whether such claims are known or could be known or are in contemplation of the parties at the Termination Date) arising out of or in connection with the Employee’s employment or its termination or his directorship or resignation from any directorship of the Company or any Group Company including for the avoidance of doubt any claims under or in connection with the Protection from Harassment Act 1997 and the Employee hereby irrevocably waives and releases the Company, each Group Company, and each of its or their current and former officers, directors and employees from any such claim. This Agreement shall not prevent the Employee from pursuing any claim:
(a)to enforce this Agreement (including the terms of any cash or share award referenced in Clause 3.1(e) to 3.1(g) or Clause 3.3 including terms contained in any associated documents (but subject always to the terms of this Agreement)); or
(b)arising as a result of fraud by the Company or any Group Company or any of its or their current or former officers, directors or employees (in that capacity); or
(c)relating to pension rights that have accrued at the Termination Date; or
(d)for personal injury where such personal injury claim is wholly unrelated to the circumstances surrounding and leading to the entry into this Agreement, and by signing this Agreement, the Employee warrants that he is not aware of any basis for any claims that he may have for personal injury against the Company or any other Group Company.
5.2To the fullest extent permitted by law, the Company agrees with the Employee to accept the terms set out in this Agreement in full and final settlement of all claims that the Company has or may have against the Employee, whether contractual, statutory or otherwise that are based on facts known by the board of directors of Flutter Entertainment plc (or any of them) as at the date of this Agreement and arising out of or in connection with the Employee’s employment or its termination or his directorship or resignation from any directorship of the Company or any Group Company including for the avoidance of doubt any claims under or in connection with the Protection from Harassment Act 1997 and the Company hereby irrevocably waives and releases the Employee from any such claim.
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5.3Clause 5.2 shall not prevent the Company from pursuing any claim to enforce this Agreement.
5.4The Employee confirms:
(a)that he has taken legal advice from a relevant independent adviser within the meaning of the acts and regulations referred to at clause 5.4(c) as to the terms of this Agreement and its effect on his ability to pursue his rights before an employment tribunal;
(b)without prejudice to the generality of clause 5.1 that this Agreement relates to the Employee’s claims for:
(i)Breach of contract or wrongful dismissal;
(ii)Unfair dismissal under the Employment Rights Act 1996;
(iii)A statutory redundancy payment under the Employment Rights Act 1996;
(iv)Discrimination, victimisation or harassment related to sex under the Equality Act 2010;
(v)Discrimination or victimisation related to marital or civil partnership status under the Equality Act 2010;
(vi)Discrimination, victimisation or harassment related to gender reassignment under the Equality Act 2010;
(vii)Discrimination, victimisation or harassment related to race under the Equality Act 2010;
(viii)Discrimination, victimisation or harassment related to disability under the Equality Act 2010;
(ix)Discrimination, victimisation or harassment related to sexual orientation under the Equality Act 2010;
(x)Discrimination, victimisation or harassment related to religion or belief under the Equality Act 2010;
(xi)Discrimination, victimisation or harassment related to age under the Equality Act 2010;
(xii)Detriment or dismissal in relation to protected disclosures under the Employment Rights Act 1996 and the Public Interest Disclosure Act 1998; and
(xiii)Unauthorised deduction from wages under the Employment Rights Act 1996;
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(c)that the conditions regulating settlement agreements under the following provisions have been satisfied and the Employee’s independent legal adviser has signed the attached certificate confirming this:
(i)Section 203 of the Employment Rights Act 1996; and
(ii)Section 147 of the Equality Act 2010;
(d)that the only claims the Employee has or may have as at the date of this Agreement and, so far as he is aware, against the Company or any Group Company or its or their officers, directors or employees (in that capacity) relating to his employment with the Company or its termination are specified in clause 5.4(b).
6.REPAYMENT CLAUSE
7.If the Employee pursues a claim in breach of Clause 5.1 or Clause 5.4(b) against the Company or any Group Company relating to his employment or its termination or his directorship or resignation from any directorship of the Company or any Group Company or if he breaches in any material respect any of Clauses 7, 8, 12, 13 or 15 of this Agreement he acknowledges and agrees that the net amount of any payment or value of any benefit provided to him under clauses 3.1(d) to 3.1(i) of this Agreement (inclusive) shall be immediately repayable to the Company upon demand and the Company shall be released from any continuing obligations under this Agreement. For the purposes of assessing the Employee’s compliance with Clauses 8, 12 and 13, any breach that has not caused, and is not reasonably likely to cause, substantial financial and/or reputational damage to the Group’s business or to any member of the board of directors of Flutter Entertainment plc or its Executive Committee shall be disregarded.
8.REAFFIRMATION CERTIFICATE
The Employee agrees to provide on or within seven days of the Termination Date a written reaffirmation certificate reaffirming the waiver in clause 5 in the form set out at Schedule 2.
9.RESTRICTIVE COVENANTS AND CONFIDENTIAL INFORMATION
9.1The Employee acknowledges that the provisions of clause 20 of the Service Agreement will remain in full force and effect notwithstanding the termination of the Employee’s employment and that he will continue to comply with these provisions.
9.2The Employee will continue to comply with the provisions of clause 19 of the Service Agreement relating to confidential information.
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10.RETURN OF COMPANY PROPERTY
10.1In accordance with clause 17.14 of the Service Agreement, except for papers, documents and information provided to the Employee in his personal capacity insofar as they relate to his employment, directorship or shareholding, the Employee will return to the Company no later than the Termination Date all papers, documents and information in any form (including copies and whether written or on disc, USB stick or other electronic format), and any other property provided to him by the Company or any other Group Company, whether or not owned by a Group Company, which is currently in the Employee’s possession, custody or power. If any property belonging to the Company or any other Group Company subsequently comes into the Employee’s possession, custody or power the Employee agrees to return it to the Company immediately. The Employee further undertakes that he has not taken unauthorised copies of any papers or documents or information in any form.
11.DIRECTOR RESIGNATIONS
11.1The Employee agrees that, on 30 September 2026, he shall resign as a director of Flutter Entertainment plc and his directorships, offices and positions that he may hold with the Company and other Group Companies with effect from that date and from any other offices, trusteeships or positions that he may hold by virtue of his employment with the Company by delivering a letter of resignation in the terms of the attached Schedule 1 addressed to the directors of each company listed in Schedule A and, to the extent additional formalities are required in relation to resignation from directorships, offices and positions held with any Group Company incorporated outside of the UK, by taking such additional reasonable steps as are required to effect such resignation, at the Company’s cost.
12.D&O INSURANCE
For six years following the Termination Date, the Company will procure that the Employee continues to be covered under the Company’s Directors, Officers and Professional insurance cover on terms no less favourable than those in place from time to time for members of the Board in respect of the period during which the Employee was a director or officer of the Company or any other Group Company, provided that such cover is maintained for directors or officers of the Company or any other Group Company generally).
13.PUBLIC STATEMENT OR ANNOUNCEMENT
Save as required by law or any regulatory authority, it is agreed that any public statement or announcement that will be made by either party concerning the termination of the Employee’s employment and/or the Employee’s resignation from office shall be consistent with the announcement attached at Schedule 4 or as otherwise agreed. Nothing in this Agreement shall prevent the Company or the Employee from responding to any questions that may be raised by investors in
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connection with the termination and/or resignation or from correcting any inaccurate public statements or rumours in connection with the termination and/or resignation and provided always that any such statements are not inconsistent with the agreed announcement or from responding to any questions that may be raised by regulators.
14.NON-DISCLOSURE
14.1Subject to clause 13.3, neither the Employee nor the Company will disclose the circumstances concerning the termination of the Employee’s employment or the existence or terms of this Agreement to anyone (whether orally or in writing, including, without limitation, any disclosure on any social media platform or, in the case of the Employee, any personal web page).
14.2Subject to clause 13.3, it is agreed that the Employee will not make any derogatory or disparaging comments (whether orally or in writing, including without limitation, any comments on any social media platform or, in the case of the Employee, any personal web page) about the Company or any Group Company, its or their officers, directors, shareholders or employees (in that capacity), and the board of directors of Flutter Entertainment plc or its Executive Committee (in any capacity) and that the Company shall use reasonable endeavours to ensure that the board of directors of Flutter Entertainment plc shall not make any such comments about the Employee.
14.3Nothing in this clause 13 shall prevent:
(a)either party from:
(i)complying with any legal disclosure requirement;
(ii)making a disclosure to, or cooperating with any investigation or prosecution by any regulatory authority, the police or any other law enforcement agency;
(iii)making a disclosure to its professional advisers (including any medical adviser or counsellor);
(iv)making a disclosure to its insurers for the purposes of processing an insurance claim;
(v)disclosing the circumstances of the Employee’s departure in a manner that is not inconsistent with the announcement; or
(vi)enforcing the terms of this Agreement; or
(vii)making a disclosure to any competent taxation authority; or
(b)the Employee from:
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(i)making a disclosure to the Employee’s spouse or civil partner (provided that the spouse or civil partner agrees to keep the contents of such disclosure confidential); or
(ii)making a disclosure which qualifies as a protected disclosure under section 43A of the Employment Rights Act 1996.
15.INVESTIGATION OR LITIGATION ASSISTANCE
15.1The Employee agrees to assist and to fully cooperate with the Company and any Group Company in connection with any internal investigation or any investigation undertaken by any regulatory body, or dispute or claim of any kind involving the Company or any Group Company, including but not limited to any proceeding (civil, regulatory, or criminal) before any arbitral, administrative, judicial, legislative, regulatory or other body or agency such assistance and cooperation to include, but not be limited to:
(a)meeting with and providing information to the Company and any Group Company (and its or their legal advisers) and any regulatory body;
(b)co-operating in the preparation of witness statements;
(c)attending any relevant hearing to give evidence;
(d)performing all acts and executing and delivering any documents that may be reasonably necessary to comply with his obligations under this clause 14.
15.2For any material time commitments, the Company shall pay the Employee a reasonable fee, which the parties agree is a fee of £2,500 plus any applicable VAT for each full day of assistance provided, subject to the production of a valid invoice and the relevant time commitment being agreed with the Company in advance. The Company will reimburse the Employee for all reasonable and properly documented expenses incurred in providing such assistance under this clause 14.
16.NO BREACH
16.1The Employee represents and warrants that, as far as he is aware, he has not at any time during his employment committed any material breach of any express or implied term of the Service Agreement that would have given rise to a right of the Company to terminate the Employee’s employment summarily without compensation had the Company been aware of such breach.
16.2The Company represents and warrants that as at the date of this Agreement, based on the facts of which the board of directors of Flutter Entertainment plc is aware, the Employee has not committed any acts that would give rise to a right of the Company to terminate the Employee’s employment summarily.
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17.TAX
17.1Save for deductions made by the Company, the Employee accepts that he will be responsible for the payment of any income tax and employee’s social security contributions (including, without limitation, any interest, penalties or fines arising from any non-payment) imposed by any competent taxation authority by reason of the Employee’s receipt of or entitlement to the payment and benefits referred to in this Agreement and the Employee agrees to indemnify the Company and any Group Company on a continuing basis against any income tax and employee’s social security contributions (including, without limitation, any interest, penalties or fines) imposed by any competent taxation authority by reason of the Employee’s receipt of or entitlement to any such payments or benefits. For the avoidance of doubt, the Employee’s obligation to indemnify the Company and any Group Company in respect of any interest, penalties or fines shall not apply where such interest, penalties or fines arise from a failure by the Company or any other Group Company to pay to a competent tax authority amounts deducted from payments made to the Employee under the terms of this Agreement.
17.2The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the United States Internal Revenue Code of 1986, as amended (the Code) (Section 409A of the Code, and the regulations and guidance promulgated thereunder, Section 409A) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Except as otherwise permitted under Section 409A, no payment under this Agreement shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A.
17.3Notwithstanding anything in this Agreement or the Service Agreement to the contrary, any compensation or benefit payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated as payable upon the Employee’s termination of employment shall be payable only upon his “separation from service” with the Company within the meaning of Section 409A (a Separation from Service).
17.4If the Employee is deemed by the Company at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which his is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of his benefits shall not be provided to him prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Employee’s Separation from Service with the Company or (B) the date of his death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Employee (or his estate or beneficiaries), and any remaining payments due to him under this Agreement shall be paid as otherwise provided therein.
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18.MISCELLANEOUS
18.1A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.
18.2This agreement constitutes the entire agreement and understanding between the parties and supersedes all other agreements, both oral and in writing, between the Company, any Group Company and the Employee (other than the provisions of the Service Agreement specifically referred to).
18.3If any part of this Agreement is found to be void, the parties agree that such part or parts should be deleted as are necessary to make the agreement valid and effective.
18.4The headings in this Agreement are used for convenience only and shall not affect its construction.
18.5This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.
18.6This Agreement has been entered into on the date stated at the beginning of it.
18.7The terms of this Agreement will cease to be ‘without prejudice’ and ‘subject to contract’ on execution by both parties.
18.8Any notice to be given by one party to the other party in connection with this Agreement shall be in writing in English and signed by or on behalf of the party giving it. It shall be delivered by hand, email, registered post or courier using an internationally recognised courier company.
18.9Subject to clause 17.10, a notice shall be effective upon receipt and shall be deemed to have been received:
(a)at the time of delivery, if delivered by hand, registered post or courier; or
(b)at the time it is sent if sent by email, in which case:
(i)except as provided in (ii), the time at which an email is sent shall be the time in the place where the recipient’s registered office is located; and
(ii)if an email delivery failure notice is received in the sender’s email account within 15 minutes of the sender trying to send it, the notice shall be deemed to have been received at the time the sender tried to send it, if the sender also sends the notice to the recipient by hand, registered post or courier within 48 hours of receipt of the email delivery failure notice.
18.10If a notice is deemed received outside Business Hours, the notice shall be deemed to have been received when Business Hours recommence. The addresses and email addresses of the parties for the purposes of notices are:
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1.1Company	1.1Address	1.1Email
1.1For the attention of: 1.2Edward Traynor	1.1The Company’s registered office	1.1Cosec@flutter.com
1.1Employee	1.1Address	1.1Email
1.1For the attention of: 1.2Peter Jackson	1.1The Employee’s usual or last known address	1.1[***]
18.11
18.12The construction, interpretation and performance of this Agreement will be governed by the laws of England to the exclusive jurisdiction of whose courts the parties agree to submit.
The attached copy of this Agreement should be signed, dated and returned to the Company (together with the certificate, which forms part of this Agreement) to signify the Employee’s agreement to its terms.

SIGNED for and on behalf    )
of FLUTTER SERVICES UK LIMITED    ) /s/ Peter Jackson
SIGNED by JEREMY PETER JACKSON    )

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LEGAL ADVISER’S CERTIFICATE
I, Hayley Robinson hereby certify to Flutter Services UK Limited that:
(a)    I am a relevant independent adviser (as defined by Section 203 of the Employment Rights Act 1996 and Section 147 of the Equality Act 2010);
(b)    I have given independent legal advice to Jeremy Peter Jackson as to the terms of this agreement and its effect on his ability to pursue his rights before an employment tribunal;
(c)    at all times when such independent legal advice was given, either I or Macfarlanes LLP, the firm in which I am a partner had in force a policy of insurance covering the risk of a claim by Jeremy Peter Jackson in respect of loss arising in consequence of such advice.

/s/ Haley Robinson    Date:    04.08.2026
       Hayley Robinson

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WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
SCHEDULE 5

Summary of treatment of unvested share awards

Award	Number of Shares Granted	Grant date	Original Vesting Date	Treatment	Number of Shares Retained subject to performance	Subject to Performance Conditions	Anticipated settlement date[1]
DSIP 2023 T2	2,089	7-Mar-23	7-Mar-27	Retained in full	2,089	No	By 15 March 2027
DSIP 2024 T1	4,852	2-Apr-24	2-Apr-27	Retained in full	4,852	No	By 15 March 2027
DSIP 2024 T2	4,853	2-Apr-24	2-Apr-28	Retained in full	4,853	No	By 15 March 2027
C.LTIP 2023 T2	30,697	28-Apr-23	28-Apr-27	Retained subject to performance	30,697	Yes	Q1 2027 but no later than 15 March 2027
C.LTIP 2023 T3	30,697	28-Apr-23	28-Apr-28	Retained subject to pro-rating and performance	20,465	Yes	Q1 2028 but no later than 15 March 2028
C.LTIP 2023 T4	30,698	28-Apr-23	28-Apr-29	Retained subject to pro-rating and performance	10,223	Yes	Q1 2029 but no later than 15 March 2029
2024 RSU Tranche 3	4,478	19-Aug-24	19-Aug-27	Retained subject to pro-rating	3,537	No	By 15 March 2027
2025 RSU Tranche 2	3,735	10-Mar-25	1-Sep-27	Retained subject to pro-rating	2,732	No	By 15 March 2027
2025 RSU Tranche 3	3,735	10-Mar-25	1-Sep-28	Retained subject to pro-rating	1,945	No	By 15 March 2027
2026 RSU Tranche 1	10,561	11-Mar-26	1-Sep-27	Retained subject to pro-rating	5,799	No	By 15 March 2027
2026 RSU Tranche 2	10,561	11-Mar-26	1-Sep-28	Retained subject to pro-rating	3,454	No	By 15 March 2027
2026 RSU Tranche 3	10,562	11-Mar-26	1-Sep-29	Retained subject to pro-rating	2,461	No	By 15 March 2027
2024 PSU	40,297	19-Aug-24	19-Aug-27	Retained subject to pro-rating and performance	31,833	Yes	Q1 2027 but no later than 15 March 2027
2025 PSU	33,615	10-Mar-25	1-Sep-28	Retained subject to pro-rating and performance	17,508	Yes	Q1 2028 but no later than 15 March 2028
2026 PSU	98,422	11-Mar-26	1-Sep-29	Retained subject to pro-rating and performance	22,939	Yes	Q1 2029 but no later than 15 March 2029

1     Vesting of performance based LTIP awards and PSU awards as soon as practicably possible following certification of performance outcomes and announcement of year end results.
    2ï2

EUROPE-LEGAL-255189342/31 EPB-000180

    3ï2

EUROPE-LEGAL-255189342/31 EPB-000180